                                3,150,000 Shares


                            RUBIO'S RESTAURANTS, INC.

                                  COMMON STOCK







                             UNDERWRITING AGREEMENT


                               Dated May __, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Representations and Warranties of the Company . . . . . . . . . . . . . . 2

     (a)  Effective Registration Statement . . . . . . . . . . . . . . . . . . 2
     (b)  Contents of Registration Statement . . . . . . . . . . . . . . . . . 2
     (c)  Due Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . 2
     (d)  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (e)  Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . 3
     (f)  Description of Capital Stock . . . . . . . . . . . . . . . . . . . . 3
     (g)  Authorized Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (h)  Validly Issued Shares. . . . . . . . . . . . . . . . . . . . . . . . 3
     (i)  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (j)  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . 4
     (k)  Legal Proceedings; Exhibits. . . . . . . . . . . . . . . . . . . . . 4
     (l)  Compliance with Securities Act . . . . . . . . . . . . . . . . . . . 4
     (m)  Not an Investment Company. . . . . . . . . . . . . . . . . . . . . . 4
     (n)  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . 4
     (o)  No Environmental Costs . . . . . . . . . . . . . . . . . . . . . . . 5
     (p)  No Registration Rights . . . . . . . . . . . . . . . . . . . . . . . 5
     (q)  Cuban Business Statute . . . . . . . . . . . . . . . . . . . . . . . 5
     (r)  Absence of Material Changes. . . . . . . . . . . . . . . . . . . . . 5
     (s)  Good Title to Properties . . . . . . . . . . . . . . . . . . . . . . 5
     (t)  Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . 5
     (u)  Labor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (v)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (w)  Governmental Permits . . . . . . . . . . . . . . . . . . . . . . . . 6
     (x)  Accounting Controls. . . . . . . . . . . . . . . . . . . . . . . . . 6
     (y)  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . 6
     (z)  Compliance with Food and Beverage Laws . . . . . . . . . . . . . . . 7
     (aa) Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

2.   Representations and Warranties of the Selling Stockholders. . . . . . . . 7

     (a)  Due Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     (b)  Selling Stockholder Documents. . . . . . . . . . . . . . . . . . . . 7
     (c)  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (d)  Fully Paid Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (e)  Good Title to Shares . . . . . . . . . . . . . . . . . . . . . . . . 8
     (f)  Delivery of Shares . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (g)  No Registration Rights . . . . . . . . . . . . . . . . . . . . . . . 8
     (h)  No Price Stabilization or Manipulation . . . . . . . . . . . . . . . 8
     (i)  Disclosure in Registration Statement . . . . . . . . . . . . . . . . 9


                                        i

                                                                            Page
                                                                            ----
     (j)  Notification of Changes. . . . . . . . . . . . . . . . . . . . . . . 9
     (k)  No Adverse Information . . . . . . . . . . . . . . . . . . . . . . . 9

3.   Purchase and Sale Agreements. . . . . . . . . . . . . . . . . . . . . . . 9

     (a)  Firm Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     (b)  Additional Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     (c)  Market Standoff Provision. . . . . . . . . . . . . . . . . . . . . .10
     (d)  Terms of Public Offering . . . . . . . . . . . . . . . . . . . . . .10

4.   Payment and Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . .11

     (a)  Firm Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (b)  Additional Shares. . . . . . . . . . . . . . . . . . . . . . . . . .11
     (c)  Delivery of Certificates . . . . . . . . . . . . . . . . . . . . . .11

5.   Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . . . .11

     (a)  Furnish Copies of Registration Statement and Prospectus. . . . . . .11
     (b)  Notification of Amendments or Supplements. . . . . . . . . . . . . .11
     (c)  Filings of Amendments or Supplements . . . . . . . . . . . . . . . .12
     (d)  Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (e)  Earnings Statement . . . . . . . . . . . . . . . . . . . . . . . . .12
     (f)  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (g)  Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (h)  Periodic Reporting Obligations . . . . . . . . . . . . . . . . . . .12
     (i)  Exchange Act Compliance. . . . . . . . . . . . . . . . . . . . . . .12

6.   Conditions to the Underwriters' Obligations . . . . . . . . . . . . . . .13

     (a)  Effective Registration Statement . . . . . . . . . . . . . . . . . .13
     (b)  Rule 462 Registration Statement. . . . . . . . . . . . . . . . . . .13
     (c)  Prospectus Filed with Commission . . . . . . . . . . . . . . . . . .13
     (d)  No Stop Order. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     (e)  No NASD Objection. . . . . . . . . . . . . . . . . . . . . . . . . .13
     (f)  No Debt Downgrading. . . . . . . . . . . . . . . . . . . . . . . . .13
     (g)  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . .13
     (h)  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . . .14
     (i)  Opinion of Company Counsel . . . . . . . . . . . . . . . . . . . . .14
     (j)  Opinion of Selling Stockholders. . . . . . . . . . . . . . . . . . .14


                                        ii

                                                                            Page
                                                                            ----
     (k)  Opinion of Underwriters' Counsel . . . . . . . . . . . . . . . . . .14
     (l)  Accountant's Comfort Letter. . . . . . . . . . . . . . . . . . . . .14
     (m)  Lock-Up Agreements . . . . . . . . . . . . . . . . . . . . . . . . .14
     (n)  Selling Stockholders Certificate . . . . . . . . . . . . . . . . . .15
     (o)  Selling Stockholder Documents. . . . . . . . . . . . . . . . . . . .15
     (p)  Additional Documents . . . . . . . . . . . . . . . . . . . . . . . .15

7.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

8.   Indemnity and Contribution. . . . . . . . . . . . . . . . . . . . . . . .16

     (a)  Indemnification of the Underwriters. . . . . . . . . . . . . . . . .16
     (b)  Indemnification of the Selling Stockholders. . . . . . . . . . . . .17
     (c)  Indemnification by the Underwriters. . . . . . . . . . . . . . . . .17
     (d)  Indemnification Procedures . . . . . . . . . . . . . . . . . . . . .18
     (e)  Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . .19
     (f)  Contribution Amounts . . . . . . . . . . . . . . . . . . . . . . . .19
     (g)  Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . .20
     (h)  Claims for Indemnification . . . . . . . . . . . . . . . . . . . . .20
     (i)  Limitation of Selling Stockholder Liability. . . . . . . . . . . . .20

9.   Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

10.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

11.  Defaulting Underwriters . . . . . . . . . . . . . . . . . . . . . . . . .21

12.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

13.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

14.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

15.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

16.  Partial Unenforceability. . . . . . . . . . . . . . . . . . . . . . . . .23

17.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

18.  Failure of the Selling Stockholders to Sell and Deliver Shares. . . . . .24


                                        iii

                                                                            Page
                                                                            ----
19.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

20.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

21.  Sophisticated Parties . . . . . . . . . . . . . . . . . . . . . . . . . .24

SCHEDULES

     A    List of Underwriters
     B    List of Selling Stockholders


EXHIBITS

     A    Form of Legal Opinion of Company Counsel
     B    Form of Lock-Up Agreement

                                  May __, 1999




Thomas Weisel Partners LLC
Dain Rauscher Wessels
U.S. Bancorp Piper Jaffray, Inc.
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104


Ladies and Gentlemen:

     INTRODUCTION. Rubio's Restaurants, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in SCHEDULE A hereto (the "UNDERWRITERS"), and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in SCHEDULE B hereto severally propose to sell to the several Underwriters, an aggregate of 3,150,000 shares of the common stock, par value $0.001 per share, of the Company (the "FIRM SHARES"), of which 2,250,000 shares are to be issued and sold by the Company and 900,000 shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in SCHEDULE B hereto.

     The Company and the Selling Stockholders also propose to sell to the several Underwriters not more than an additional 472,500 shares of common stock, par value $0.001 per share (the "ADDITIONAL SHARES"), with the Company issuing and selling up to 186,748 shares of common stock and each Selling Stockholder selling up to the number of shares of Common Stock set forth opposite such Selling Stockholder's name in SCHEDULE B hereto, if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3(b) hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS". Thomas Weisel Partners LLC, Dain Rauscher Wessels and U.S. Bancorp Piper Jaffray, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-75087), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

          (b) CONTENTS OF REGISTRATION STATEMENT. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) DUE INCORPORATION. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and Subsidiary (as defined below), taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (d) SUBSIDIARY. The Company has one subsidiary, Rubio's Restaurants of Nevada, Inc., a Nevada corporation ("SUBSIDIARY"). Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock of Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (f) DESCRIPTION OF CAPITAL STOCK. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. There are no outstanding subscriptions, rights warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or Subsidiary relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or Subsidiary, except as otherwise disclosed in the Registration Statement.

          (g) AUTHORIZED STOCK. The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company and the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) VALIDLY ISSUED SHARES. The Shares to be sold by the Company and the Selling Stockholders have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) NO CONFLICT. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or Subsidiary that is material to the Company and Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) NO MATERIAL ADVERSE CHANGE. There has not occurred any material adverse change, and no facts or circumstances have come to the Company's or Subsidiary's attention which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) LEGAL PROCEEDINGS; EXHIBITS. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or Subsidiary is a party or to which any of the properties of the Company or Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) COMPLIANCE WITH SECURITIES ACT. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) NOT AN INVESTMENT COMPANY. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) NO ENVIRONMENTAL COSTS. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

          (p) NO REGISTRATION RIGHTS. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

          (q) CUBAN BUSINESS STATUTE. The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (r) ABSENCE OF MATERIAL CHANGES. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of amendments or supplements thereto subsequent to the date of this Agreement), (1) the Company and Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change, and no facts or circumstances have come to the Company's or Subsidiary's attention which could reasonably be expected to result in a material adverse change, in the capital stock, short-term debt or long-term debt of the Company and Subsidiary, except in each case as described in the Prospectus.

          (s) GOOD TITLE TO PROPERTIES. The Company and Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and Subsidiary; and any real property and buildings held under lease by the Company and Subsidiary are held by them under valid and subsisting leases which are enforceable against the Company and, to the Company's knowledge, the other parties thereto, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and Subsidiary.

          (t) INTELLECTUAL PROPERTY RIGHTS. The Company and Subsidiary own or possess valid rights to, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (u) LABOR. (i) No material labor dispute with the employees of the Company or Subsidiary exists, or, to the knowledge of the Company, is imminent; (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect; and (iii) to the Company's knowledge, neither the Company nor Subsidiary is in violation or has violated the requirements of the U.S. Immigration and Naturalization Service with respect to the Company's employment practices, except for such violations that would not have a Material Adverse Effect.

          (v) INSURANCE. The Company and Subsidiary are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w) GOVERNMENTAL PERMITS. The Company and Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities material to the conduct of their respective business, and neither the Company nor Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (x) ACCOUNTING CONTROLS. The Company and Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) YEAR 2000 COMPLIANCE. The Company has reviewed its operations and that of Subsidiary and any third parties with which the Company or Subsidiary has a material relationship to evaluate the extent to which the business or operations of the Company or Subsidiary will be affected by the Year 2000 Problem (defined below). As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse

Effect, or result in any material loss or interference with the Company's business or operations. The "YEAR 2000 PROBLEM" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (z) COMPLIANCE WITH FOOD AND BEVERAGE LAWS. To the Company's knowledge, the Company and Subsidiary are conducting their business in compliance with the Fair Labor Standards Act, the rules and regulations of the federal Food and Drug Administration, and all applicable federal, state and local laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, the purchase and sale of alcoholic beverages (including, but not limited to, liquor licenses, "tied house" statutes and "dram shop" statutes), zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect.

          (aa) TAXES. All material tax returns required to be filed by the Company and Subsidiary in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or Subsidiary have been paid, other than those being contested in good faith or for which adequate reserves have been provided.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

          (a) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (b) SELLING STOCKHOLDER DOCUMENTS. The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (c) NO CONFLICT. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and U.S. Stock Transfer Corporation, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the federal securities laws or securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (d) FULLY PAID SHARES. The Shares to be sold by such Selling Stockholder pursuant to this Agreement were fully paid for in accordance with the terms of the agreement under which they were acquired by such Selling Stockholder.

          (e) GOOD TITLE TO SHARES. Such Selling Stockholder has, and on each Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder, except for compliance with applicable federal securities laws or securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (f) DELIVERY OF SHARES. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any "Adverse Claims" as defined in Section 8-102(a)(1) of the California Commercial Code (assuming that the transferee has purchased the Shares without notice of any such "Adverse Claims").

          (g) NO REGISTRATION RIGHTS. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than with respect to the Shares as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

          (h) NO PRICE STABILIZATION OR MANIPULATION. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (i) DISCLOSURE IN REGISTRATION STATEMENT. Such Selling Stockholder has no reason to believe that (i) the Registration Statement, when it became effective, contained and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus contained and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(i) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (j) NOTIFICATION OF CHANGES. At any time during the period described in Section 5(c), if there is any change in the information referred to in Section 2(i) which comes to the attention of the Selling Stockholder, such Selling Stockholder will immediately notify you of such change.

          (k) NO ADVERSE INFORMATION. Such Selling Stockholder is not prompted to sell any of the Shares hereunder by any material adverse information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

     3.   PURCHASE AND SALE AGREEMENTS.

          (a) FIRM SHARES. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          (b) ADDITIONAL SHARES. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees, and the Selling Stockholders severally and not jointly hereby agree, to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 472,500 Additional Shares, with the Company issuing and selling up to 186,748 shares of Common Stock and each Selling Stockholder selling up to the number of shares of Common Stock set forth opposite the name of each such Selling Stockholder on SCHEDULE B hereto; in each case at the Purchase Price. In the event that the Underwriters elect to purchase less than all of the Additional Shares, the number of Additional Shares to be purchased from the Company and each Selling Stockholder shall be determined by multiplying the maximum number of Additional Shares to be sold by the Company and each Selling Stockholder as set forth on SCHEDULE B hereto by a fraction, the numerator of which is the actual aggregate number of Additional Shares being purchased by the Underwriters, and the denominator of which is 472,500. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and such Selling Stockholders in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          (c) MARKET STANDOFF PROVISION. Each Seller hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder,
(B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof which is described in the Prospectus, or (C) the grant of options by the Company pursuant to the option plans described in the Registration Statement and Prospectus, PROVIDED, such options are not exercisable for 180 days after the date of the Prospectus, or if such options are exercisable within such period, such options are subject to lockup provisions substantially the same as those set forth in this Section 3(c). In addition, each Selling Stockholder, agrees that, without the prior written consent of Thomas Weisel Partners LLC, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          (d) TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

     4.   PAYMENT AND DELIVERY.

          (a) FIRM SHARES. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer of immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [T+3], 1999, or at such other time on the same or such other date, not later than [T+3+5], 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

          (b) ADDITIONAL SHARES. Payment for any Additional Shares to be sold by each Seller shall be made to such Seller by wire transfer of immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3(b) or at such other time on the same or on such other date, in any event not later than [T+30+10], 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

          (c) DELIVERY OF CERTIFICATES. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against the irrevocable release of a wire transfer of immediately available funds for the Purchase Price therefor.

     5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) FURNISH COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in _________________, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) NOTIFICATION OF AMENDMENTS OR SUPPLEMENTS. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

          (c) FILINGS OF AMENDMENTS OR SUPPLEMENTS. If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) BLUE SKY LAWS. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) EARNINGS STATEMENT. To make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and Subsidiary (which need not be audited) complying with
Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

          (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

          (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (h) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

          (i) EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

     6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

          (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

          (b) RULE 462 REGISTRATION STATEMENT. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

          (c) PROSPECTUS FILED WITH COMMISSION. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

          (d) NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

          (e) NO NASD OBJECTION. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (f) NO DEBT DOWNGRADING. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (g) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (h) OFFICER'S CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company, (A) to the effect set forth in Sections 6(d) and 6(f) above, (B) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (C) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (D) that there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Each certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters in accordance herewith shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (i) OPINION OF COMPANY COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (j) OPINION OF SELLING STOCKHOLDERS. The Underwriters shall have received on the Closing Date an opinion of Preston Gates & Ellis, LLP, counsel for the Selling Stockholders, dated the Closing Date, the form of which is attached hereto as EXHIBIT B. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

          (k) OPINION OF UNDERWRITERS' COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in EXHIBIT A, paragraphs (vi), (vii), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (xii). With respect to paragraph (xii) of EXHIBIT A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (l) ACCOUNTANT'S COMFORT LETTER. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (m) LOCK-UP AGREEMENTS. The "lock-up" agreements, each substantially in the form of EXHIBIT C hereto, between you and certain stockholders, officers and directors of the

Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (n) SELLING STOCKHOLDERS CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Attorney-in-Fact of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its or his part to be performed or satisfied hereunder on or before the Closing Date. Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in accordance herewith shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

          (o) SELLING STOCKHOLDER DOCUMENTS. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

          (p) ADDITIONAL DOCUMENTS. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Stockholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any attorney-in-fact and custodian of the Selling Stockholders' Shares, and of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all expenses, if any, in connection with any offer and sale of the Shares outside of the United
States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with qualifications of such offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Each Selling Stockholder severally and not jointly agrees to pay all expenses incident to the performance of that Selling Stockholder's obligations hereunder which the Company has not otherwise agreed to pay or cause to be paid pursuant to the foregoing sentence or otherwise. It is understood, however, that except as provided in this Section, Section 8 entitled
"Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     8.   INDEMNITY AND CONTRIBUTION.

          (a) INDEMNIFICATION OF THE UNDERWRITERS. The Sellers jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to
Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (b) INDEMNIFICATION OF THE SELLING STOCKHOLDERS. The Company agrees to indemnify and hold harmless each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

          (c) INDEMNIFICATION BY THE UNDERWRITERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or confirmed in writing to the indemnified party its obligation to provide such reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) CONTRIBUTION AGREEMENT. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by any Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by such Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate price to the public of the Shares. The relative fault of any Seller on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Underwriters' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) CONTRIBUTION AMOUNTS. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) SURVIVAL OF PROVISIONS. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

          (h) CLAIMS FOR INDEMNIFICATION. The Company and each of the Underwriters agree with each of the Selling Stockholders that any claim of such Underwriter against such Selling Stockholder for indemnification pursuant to Section 8(a) hereof shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the limitation on the aggregate liability of each Selling Stockholder set forth in Section 8(i) hereof, shall be satisfied by the Selling Stockholders only to the extent that such claim has not been satisfied in full by the Company within the sixty (60) day period following the date requested for payment in accordance with the terms of this Agreement.

          (i) LIMITATION OF SELLING STOCKHOLDER LIABILITY. The aggregate liability of each Selling Stockholder for breaches of representations and warranties under Section 2 hereof and under the indemnity and contribution provisions of this Section 8 shall be limited to an amount equal to the aggregate initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The Company and the Selling Stockholders agree that that agreements by the Company and the Selling Stockholders hereunder shall not reduce the obligations of the Company to indemnify the Selling Stockholders pursuant to the Amended and Restated Investors' Rights Agreement dated November 19, 1997.

     9. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or
(v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and Subsidiary, taken as a whole, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the Sellers' obligations under this Agreement (including without limitation a failure of any Selling Stockholder to sell and deliver the Shares covered in Section 18), or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers, severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. HEADINGS; TABLE OF CONTENTS. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     14. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

          If to the Representatives:

               Thomas Weisel Partners LLC
               One Montgomery Street, Suite 3700
               San Francisco, California 94104
               Facsimile:  (415) 364-2694
               Attention:  Mr. Jason Pedersen

          with a copy to:

               Thomas Weisel Partners LLC
               One Montgomery Street, Suite 3700
               San Francisco, California 94104
               Facsimile:  (415) 364-2694
               Attention:  David A. Baylor, Esq.

          If to the Company:

               Rubio's Restaurants, Inc.
               1902 Wright Place, Suite 300
               Carlsbad, California 92008
               Facsimile: (760) 452-0181
               Attention: Mr. Ralph Rubio, President
                          and Chief Executive Officer

          If to the Selling Stockholders:

               U.S. Stock Transfer Corporation
               [address]
               Facsimile:  [___________]
               Attention:  [___________]

          with a copy to:

          Preston Gates & Ellis, LLP
          One Maritime Plaza, Suite 2400
          San Francisco, California 94111
          Attention:  Lawrence B. Low, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     15. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder as a third party beneficiary or otherwise. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     18. FAILURE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) except as provided in Section 8, terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     20. AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

     21. SOPHISTICATED PARTIES. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of
Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.



                  [Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        Rubio's Restaurants, Inc.



                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        The Selling Stockholders
                                        named in Schedule B hereto,
                                        acting severally



                                        By:
                                             ----------------------------------
                                                       Attorney-in-Fact

Accepted as of the date hereof

Thomas Weisel Partners LLC
Dain Rauscher Wessels
U.S. Bancorp Piper Jaffray, Inc.

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule A hereto.

By:   Thomas Weisel Partners LLC



 By:
      ----------------------------------
      Name:
      Title:

                                    SCHEDULE A

                                                        Number of Firm
                                                            Shares
      Underwriter                                       To Be Purchased
      -----------                                       ---------------
Thomas Weisel Partners LLC
Dain Rauscher Wessels
U.S. Bancorp Piper Jaffray, Inc.
[NAMES OF OTHER UNDERWRITERS]
















                                                        ----------
                                    Total . . . . . . .
                                                        ----------
                                                        ----------

                                   SCHEDULE B

                                                                               Number of
                                                              Number of        Additional
                Selling                                      Firm Shares       Shares to
              Stockholder                                     To Be Sold        be Sold
              -----------                                    ------------      ----------
Rafael Rubio . . . . . . . . . . . . . . . . . . . .           300,000           35,752
Rosewood Capital, L.P. . . . . . . . . . . . . . . .           300,000          200,000
Funds affiliated with Farallon Capital:
 Farallon Capital Partners, L.P.1. . . . . . . . . .           126,000           21,000
 Farallon Institutional Partners, L.P. . . . . . . .           105,000           17,500
 Farallon Capital Institutional Partners II, L.P . .            45,000            7,500
 Farallon Capital Institutional Partners III, L.P. .            12,000            2,000
 RR Capital Partners, L.P. . . . . . . . . . . . . .            12,000            2,000








                                                               -------          -------
 Total . . . . . . . . . . . . . . . . . . . . . . .           900,000          285,752
                                                               -------          -------
                                                               -------          -------

                                   EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL


      THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.

     (i) The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); the Company is duly qualified to transact business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a material adverse effect on the Company and Subsidiary, taken as a whole ("MATERIAL ADVERSE EFFECT").

    (ii) The Company has one subsidiary, Rubio's Restaurants of Nevada, Inc., a Nevada corporation (the "SUBSIDIARY"); the Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of incorporation; the Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged; the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a Material Adverse Effect; all of the issued shares of capital stock of Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims.

    (iii) The statements set forth under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; to our knowledge, except as described in the Prospectus, there are no outstanding securities of the Company or the Subsidiary convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company or the Subsidiary and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company or the Subsidiary to issue any shares of their respective capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock.

    (iv) All the shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     (v) The Shares to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of (A) any preemptive rights arising under the Restated Certificate or the Delaware General Corporation Law or (B) to our knowledge, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company.

    (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

   (vii) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance by the Company of the Underwriting Agreement, compliance by the Company with the provisions of the Underwriting Agreement nor consummation by the Company of the transactions contemplated by the Underwriting Agreement (A) violates the Restated Certificate or the Bylaws, or the organizational documents, of the Company, or (B) constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties is bound that is an exhibit to the Registration Statement, which breach or default could reasonably be expected to have a Material Adverse Effect or (C) will result in any violation of any existing law or regulation (other than applicable state securities or Blue Sky laws, as to which we express no opinion), or any ruling, judgment, injunction, order or decree known to us and applicable to the Company or any of its properties.

  (viii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) as have been obtained under the Securities Act and the Exchange Act or (B) such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares, as to which we express no opinion) for the valid issuance and sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement.

    (ix) The statements set forth in (A) under the captions "Risk Factors - Risks Related to this Offering - The large number of shares eligible for public sale after this offering could cause our stock price to decline," "Management - Benefit Plans," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriting" in the Prospectus, and (B) in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects.

      (x) To our knowledge, (A) there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary, or to which the Company, the Subsidiary or any of their respective properties are subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto)


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


or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be.

     (xi)  The Company is not an "investment company" or a person
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the consolidated financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

     Such counsel (A) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus include therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

     With respect to paragraph (xii) of EXHIBIT A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.


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

                                   EXHIBIT B

                LEGAL OPINION OF SELLING STOCKHOLDERS' COUNSEL

    (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

    (ii) The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or, to our knowledge, any agreement or other instrument binding upon such Selling Stockholder or, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under the Underwriting Agreement, the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by federal securities laws, and the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

    (iii) Each of the Selling Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

    (iv) The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

    (v) Assuming the Underwriters, severally, acquire the Shares to be sold by each Selling Stockholder pursuant to the Underwriting Agreement in good faith and without actual notice of any adverse claims, upon the delivery to the Underwriters of the certificates representing such Shares in accordance with the instructions from the Representatives and payment for such Shares, delivery of the Shares to be sold by each Selling Stockholder pursuant to the Underwriting Agreement will pass title to such Shares free and clear of any "Adverse Claims" as defined in Section 8302(2) of the California Commercial Code.

    Such counsel may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained in the Underwriting Agreement and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that copies of such Custody Agreements and Powers of

Attorney and of any such other documents and instruments shall be delivered to counsel to the Underwriters and shall be in form and substance satisfactory to counsel to the Underwriters.







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

                                    EXHIBIT C

                                 LOCK-UP AGREEMENT


                                                              March __, 1999

Thomas Weisel Partners LLC
Dain Rauscher Wessels
U.S. Bancorp Piper Jaffray, Inc.
As Representatives of the several Underwriters
c/o   Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

 Re:  LOCK-UP AGREEMENT (THE "AGREEMENT")

Ladies and Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of Rubio's Restaurants, Inc., a Delaware corporation (the "COMPANY"), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you, as representatives (the "REPRESENTATIVES"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in SCHEDULE A to such agreement (collectively, the "UNDERWRITERS"), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "PUBLIC OFFERING"). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

      To induce the Underwriters that may participate in the Public
Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

      The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

      Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, PROVIDED that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, PROVIDED that the trustee of the trust agrees to be bound by the restrictions set forth herein, and PROVIDED FURTHER that any such transfer shall not involve a disposition for value or (iii) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and PROVIDED FURTHER that any such transfer shall not involve a disposition for value.

      The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

      The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                        Very truly yours,


                                        --------------------------------------
                                        (Name)

                                        --------------------------------------
                                        (Address)


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